Exhibit 99.2

ENERGY TRANSFER EQUITY , L.P. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following information and unaudited pro forma condensed consolidated financial statements of Energy Transfer Equity, L.P. (“ETE”) are prepared as if this Form 8-K was filed on a timely manner on the same date as the Form 8-K/A filed by Energy Transfer Partners, L.P. (“ETP”) for the acquisition of Titan Energy Partners, LP. ETP’s total purchase price and purchase price allocation for the acquisition of Titan indicated in the following information and pro forma financial statements is the same as reported by ETP in its Form 8-K/A filing on July 21, 2006 which was based on the best available information at that time. Since the filing of the ETP Form 8-K/A for the Titan acquisition, additional information became available which resulted in an adjustment of the total purchase price and purchase price allocation. ETE used such additional information in its Form 10-K for its year ended August 31, 2006 and the subsequent Form 10-Q filings, and in a Form 8-K/A filed on January 8, 2007 in connection with ETP’s acquisition of Transwestern Pipeline on December 1, 2006. However, this updated information has not been reflected in the accompanying pro forma presentation for the year ended August 31, 2005 and the nine months ended May 31, 2006 since the purpose of this pro forma presentation is to provide the information that should have been filed in July 2006. Thus, this pro forma presentation has been prepared based on the information as to the Titan purchase price and purchase price allocation available to ETP at the time it filed its Form 8-K/A in July 2006 and does not reflect the impact of any additional information obtained subsequent thereto, except as relates to the impact of ETE’s acquisition of class C units of ETP, ETE’s acquisition of incentive distribution rights of ETP and ETE’s issuance of long-term debt to finance the acquisition of the ETP class C units, all as further discussed below. The effects of these financing transactions by ETE are included in the pro forma presentation because such are directly related to the overall financing of the Titan acquisition and because of the significance thereof on the pro forma financial position and results of operations of ETE.

The updated total ETP purchase price for Titan and the allocation of the adjusted purchase price for Titan included in the pro forma financials for the year ended August 31, 2006 filed on January 8, 2007 by ETE are as follows (in 000’s):

Purchase Price:

Base purchase price as per the merger agreement	$549,700
Plus estimated termination and relocation costs	4,000
Plus accrued compensation expense as of June 1, 2006	23,247
Plus other assumed obligations as of June 1, 2006	42,341

Total acquisition cost allocated to assets acquired	$619,288

Allocation of Purchase Price:

Current assets	$58,234
Property and equipment	202,598
Intangible and other assets	80,307
Goodwill	278,149

Total	$619,288

The final purchase price allocation for the Titan acquisition was completed by May 31, 2007.

Introduction

Following are ETE’s unaudited pro forma condensed consolidated balance sheet as of May 31, 2006 and unaudited pro forma condensed consolidated statement of operations for the nine months ended May 31, 2006 and the fiscal year ended August 31, 2005. The unaudited pro forma condensed consolidated financial statements give pro forma effect to the following transactions:

•

The issuance of $260.7 million of ETP’s debt and approximately $301.5 million of ETE debt to finance the acquisition of Titan Energy Partners LP and Titan Energy GP LLC (collectively, “Titan” or the “ Titan Successor Company”). The proceeds from the ETE debt issuance were used to acquire additional common units from ETP. The entire initial closing purchase price ($562.2 million net of cash acquired of approximately $40.7 million, as of March 31, 2006) for the acquisition of Titan was initially financed with funds advanced under ETP’s revolving credit facility. These borrowings under ETP’s revolving credit facility were repaid with the proceeds from the issuance of ETP’s public debt and common units. For the purpose of this pro forma presentation, the interest rate on the debt issuance is estimated at 6.32%.

In addition, the unaudited pro forma financial statements include the effect of the issuance of Class C units by ETE on November 1, 2006 to acquire 50% of the incentive distribution rights of ETP from an affiliated entity as part of the financing structure for the Titan acquisition. This has been recorded based on historical cost, including the assumption of long-term debt; and,

•	The acquisition of Titan which closed on June 1, 2006 (the “Titan acquisition”).

Titan is the successor entity of Cornerstone Propane Partners, L.P. (the “Titan Predecessor Company”) and, at the acquisition date, was a marketer of propane and refined fuels in the United States serving approximately 331,000 residential, commercial, industrial and agricultural customers from approximately 145 customer service centers in 33 states as of June 1, 2006. Titan continued the business of the Predecessor Company upon emergence from bankruptcy (see accompanying financial statements of Titan for additional information related to the bankruptcy process). The core business of the Successor Company consists principally of (a) the retail marketing and distribution of propane for residential, commercial, industrial, agricultural and other retail uses; (b) the repair and maintenance of propane heating systems and appliances; and (c) the sale of propane-related supplies, appliances and other equipment. Titan’s operations are located in the east, south, central and west coast regions of the United States.

The accompanying unaudited pro forma condensed consolidated financial statements include the following:

•

the unaudited pro forma condensed consolidated balance sheet of ETE as of May 31, 2006, which presents the pro forma effects as if the Titan acquisition and related debt offerings, the purchase of additional units in ETP, and the issuance of class C units by ETE to acquire 50% of the incentive distribution rights of ETP occurred on May 31, 2006;

•

the unaudited pro forma condensed consolidated statement of operations of ETE for the nine months ended May 31, 2006, which presents the pro forma effects of the Titan acquisition and related debt and ETP unit issuances to ETE and the issuance of class C units by ETE to acquire 50% of the incentive distribution rights of ETP as if such transactions occurred on September 1, 2004 (the beginning of fiscal 2005); and,

•

the unaudited pro forma condensed consolidated statement of operations of ETE for the fiscal year ended August 31, 2005, which presents the pro forma effect of the Titan acquisition and related debt and ETP unit issuances to ETE and the issuance of class C units by ETE to acquire 50% of the incentive distribution rights of ETP as if such transactions occurred on September 1, 2004.

The following unaudited pro forma condensed consolidated financial statements are based on certain assumptions and do not purport to be indicative of the results which actually would have been achieved if the Titan acquisition had been completed on the dates indicated. Moreover, they do not project ETE’s financial position or results of operations for any future date or period.

The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and should be read in conjunction with the audited and unaudited financial statements of Titan included in this Form 8-K, the ETE financial statements for the year ended August 31, 2005 included in ETE’s Form S-1 for its IPO in February 2006 and the ETE Form 10-Q for the nine month period ended May 31, 2006.

The following unaudited pro forma consolidated balance sheet reflects the unaudited balance sheet of ETE as of May 31, 2006 (the end of ETE’s third quarter of fiscal 2006) and the unaudited balance sheet of Titan as of March 31, 2006. The unaudited pro forma interim statement of operations reflects the nine months ended May 31, 2006 for ETE and the nine months ended March 31, 2006 for Titan. The unaudited pro forma annual statement of operations reflects the year ended August 31, 2005 for ETE and the period from December 20, 2004 through June 30, 2005 for the Titan “Successor Company” and July 1, 2004 through December 19, 2004 for the Titan “Predecessor Company.” As discussed in the accompanying audited financial statements for Titan, the financial statements of Successor Company and Predecessor Company are prepared on a different basis of accounting due to the adoption of fresh start accounting upon emergence from bankruptcy. The statements of operations of the Successor and Predecessor entities are combined in the pro forma presentation solely for purposes of complying with Article 11 of Regulation S-X.

The accompanying pro forma financial statements are preliminary as the purchase price allocation reflected in the pro forma statements has not been completed. ETP’s management engaged an appraisal firm to prepare an appraisal of the Titan tangible and identifiable intangible assets to support the purchase price allocation. The final purchase price allocation of the Titan acquisition was completed by May 31, 2007. As discussed above, the purchase price allocation reflected in the accompanying pro forma financial statements is based on the best estimates available as of July 2006 and on the unaudited balance sheet of Titan as of March 31, 2006. There is no guarantee that the preliminary allocation, and consequently the pro forma financial statements, will not change. To the extent that the final allocation results in an increased allocation to goodwill, this amount would not be subject to amortization, but would be subject to an annual impairment testing and if necessary, written-down to a lower fair value should circumstances warrant. To the extent the final allocation results in a decrease to the preliminary allocation to goodwill done for the purpose of preparing these pro forma financial statements, the amount would be subject to depreciation or amortization which would result in a decrease to the estimated pro forma income reflected in the accompanying pro forma statements of operations for the respective periods.

The estimated purchase price reflected in the accompanying pro forma financial statements was determined as follows (in 000’s):

Base purchase price as per the merger agreement	$549,700
Plus estimated termination and relocation costs	4,000
Plus Titan current assets as of March 31, 2006	102,875
Less non debt facility current liabilities as of March 31, 2006	(49,631)

Estimated total purchase price	$606,944

The estimated purchase price exceeded the net assets of Titan at March 31, 2006 by approximately $340.1 million. In the accompanying pro forma financial statements, such excess was allocated as follows (in 000’s):

Property and equipment	$50,203
Intangible and other assets	38,240
Goodwill	251,609

Total	$340,052

Included in the results of operations of the Titan Predecessor Company for the period of July 1, 2004 through December 19, 2004 is approximately $354.2 million of income related to the cancellation of debt through the bankruptcy process, net of $20.9 million of reorganization expenses and $10.8 million of fresh start expenses. This income is not excluded from the pro forma income for the year ended August 31, 2005 as it does not result directly from the Titan acquisition. However, this income is non-recurring in nature and we do not expect to realize similar income in the future.

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of May 31, 2006

(in thousands)

	Historical Energy Transfer Equity L.P. as of May 31, 2006	Historical Titan Energy Partners, L.P. as of March 31, 2006	Pro Forma Adjustments (Note 2)			Pro forma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$26,805	$40,719	$560,225	(a	)	$24,805
			(602,944)	(b	)
Marketable securities	4,510	—	—			4,510
Accounts receivable, net	494,459	35,261	—			529,720
Accounts receivable from related parties	2,284	—	—			2,284
Inventories	456,518	12,669	—			469,187
Price risk management assets	80,238	—	—			80,238
Prepaid expenses and other assets	141,803	14,226	—			156,029

Total current assets	1,206,617	102,875	(42,719)			1,266,773
PROPERTY, PLANT AND EQUIPMENT, net	3,341,855	173,328	50,203	(b	)	3,565,386
LONG-TERM PRICE RISK MANAGEMENT ASSETS	5,143	—	—			5,143
INVESTMENT IN AFFILIATES	36,985	—	—			36,985
GOODWILL	355,003	3,838	251,609	(b	)	610,450
INTANGIBLES AND OTHER ASSETS, net	124,564	36,482	37,240	(b	)	201,286
			2,000	(a	)
			1,000	(b	)

Total assets	$5,070,167	$316,523	$299,333			$5,686,023

LIABILITIES AND PARTNERS’ CAPITAL
CURRENT LIABILITIES:
Working capital facility	$—	$—	$—			$—
Accounts payable	513,189	21,924	—			535,113
Accounts payable to related parties	97	—	—			97
Customer deposits	13,374	—	—			13,374
Price risk management liabilities	33,388	—	—			33,388
Accrued and other current liabilities	210,959	27,707	4,000	(b	)	242,666
Accrued distributions payable	93,971	—	—			93,971
Income taxes payable	1,221	—	—			1,221
Deferred income taxes	4,061	—	—			4,061
Current maturities of long-term debt	39,737	2,424	(2,424)	(b	)	39,737

Total current liabilities	909,997	52,055	1,576			963,628
LONG-TERM DEBT, less current maturities	2,173,666	122,935	562,225	(a	)	2,760,566
			24,675	(e	)
			(122,935)	(b	)
LONG-TERM PRICE RISK MANAGEMENT LIABILITIES	363	—	—			363
NONCURRENT DEFERRED INCOME TAXES	210,501	—	—			210,501
OTHER NONCURRENT LIABILITIES	9,740	—	—			9,740
MINORITY INTERESTS	1,466,998	—	157,903	(g	)	1,623,341
		—	(1,560)	(e	)

	4,771,265	174,990	621,884			5,568,139

COMMITMENTS AND CONTINGENCIES
PARTNERS’ CAPITAL:
General Partner	152	5,245	(5,245)	(b	)	152
Common Unitholders	225,953	—	(157,903)	(g	)	68,050
Class B Unitholders	53,133	—	—			53,133
Class C Unitholders			(23,115)	(e	)	(23,115)
Limited Partners of Titan	—	136,288	(136,288)	(b	)	—
Accumulated other comprehensive income	19,664	—	—			19,664

Total partners’ capital	298,902	141,533	(322,551)			117,884

Total liabilities and partners’ capital	$5,070,167	$316,523	$299,333			$5,686,023

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except unit and per unit data)

	Nine Months Ended May 31, 2006	Nine Months Ended March 31, 2006	Pro Forma Adjustments (Note 2)			Pro Forma
	Historical Energy Transfer Equity, L.P.	Historical Titan Energy Partners, L.P.
REVENUES:
Midstream, transportation and storage	$5,503,385	$—	$—			$5,503,385
Propane and other	783,386	334,957	—			1,118,343

Total revenues	6,286,771	334,957	—			6,621,728

COSTS AND EXPENSES:
Cost of products sold, midstream and transportation and storage	4,765,113	—	—			4,765,113
Cost of products sold, propane and other	481,712	197,203	—			678,915
Operating, selling, general and administrative	439,748	89,385	—			529,133
Depreciation and amortization	93,242	17,637	(61)	(i	)	110,818
Restructuring charges	—	2,201	—			2,201

Total costs and expenses	5,779,815	306,426	(61)			6,086,180

OPERATING INCOME	506,956	28,531	61			535,548
OTHER INCOME (EXPENSE):
Interest expense	(90,025)	(8,778)	(26,649)	(d	)	(117,402)
			8,778	(h	)
			(728)	(f	)
Reorganization expenses	—	(1,817)	—			(1,817)
Equity in losses of affiliates	(318)	—	—			(318)
Gain (loss) on disposal of assets	556	(2)	—			554
Interest income and other, net	7,347	829	—			8,176

INCOME BEFORE INCOME TAX EXPENSE AND MINORITY INTEREST	424,516	18,763	(18,538)			424,741
Income tax expense	(26,240)	—	(238)	(c	)	(26,478)

INCOME BEFORE MINORITY INTERESTS	398,276	18,763	(18,776)			398,263
Minority interests	(290,969)	—	25,606	(j	)	(265,363)

NET INCOME	$107,307	$18,763	$6,830			$132,900

GENERAL PARTNER’S INTEREST IN NET INCOME	611					757

LIMITED PARTNERS’ INTEREST IN NET INCOME	$106,696					$132,143

BASIC NET INCOME PER LIMITED PARTNER UNIT	$0.86					$0.84

BASIC AVERAGE NUMBER OF LIMITED PARTNER UNITS OUTSTANDING	124,790,594		31,828,312	(e	)	156,618,906

DILUTED NET INCOME PER LIMITED PARTNER UNIT	$0.84					$0.84

DILUTED AVERAGE NUMBER OF LIMITED PARTNER UNITS OUTSTANDING	124,790,594		31,828,312	(e	)	156,618,906

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except unit and per unit data)

	For the Year Ended August 31, 2005	For the period December 20, 2004 through June 30, 2005	For the period July 1, 2004 through December 19, 2004	Pro forma Adjustments (Note 2)			Pro forma
	Historical Energy Transfer Equity, L.P.	Historical Successor Titan Entity	Historical Predecessor Titan Entity
REVENUES:
Midstream, transportation and storage	$5,383,625	$—	$—	$—			$5,383,625
Propane and other	785,173	222,207	151,674	—			1,159,054

Total revenues	6,168,798	222,207	151,674	—			6,542,679

COSTS AND EXPENSES:
Cost of products sold - midstream and transportation and storage	4,911,366	—	—	—			4,911,366
Cost of products sold - propane and other	470,149	126,179	88,660	—			684,988
Operating, selling, general and administrative	383,611	62,489	52,819	—			498,919
Depreciation and amortization	105,751	12,833	9,675	927	(i	)	129,186
Restructuring charges	—	753	—	—			753

Total costs and expenses	5,870,877	202,254	151,154	927			6,225,212

OPERATING INCOME	297,921	19,953	520	(927)			317,467

OTHER INCOME (EXPENSE):
Interest expense	(101,061)	(5,424)	(169)	(35,533)	(d	)	(137,565)
				(971)	(f	)
				5,593	(h	)
Loss on extinguishment of debt	(6,550)	—	—	—			(6,550)
Equity in losses of affiliates	(376)	—	—	—			(376)
Gain (loss) on disposal of assets	(330)	45	8	—			(277)
Reorganization expenses	—	(3,959)	(20,898)	—			(24,857)
Gain on cancellation of debt	—	—	385,951	—			385,951
Fresh start expenses	—	—	(10,835)	—			(10,835)
Interest income and other	12,191	1,440	(360)	—			13,271

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX EXPENSE AND MINORITY INTERESTS	201,795	12,055	354,217	(31,838)			536,229
Income tax expense	(4,397)	—	(8)	(7,612)	(c	)	(12,017)

INCOME FROM CONTINUING OPERATIONS BEFORE MINORITY INTERESTS	197,398	12,055	354,209	(39,450)			524,212
Minority interests	(96,946)	—	—	(203,928)	(j	)	(300,874)

INCOME FROM CONTINUING OPERATIONS	$100,452	$12,055	$354,209	$(243,378)			$223,338

GENERAL PARTNER’S INTEREST IN INCOME FROM CONTINUING OPERATIONS	826						1,837

LIMITED PARTNERS’ INTEREST IN INCOME FROM CONTINUING OPERATIONS	$99,626						$221,501

BASIC INCOME FROM CONTINUING OPERATIONS PER LIMITED PARTNER UNIT	$0.89						$1.54

BASIC AVERAGE NUMBER OF LIMITED PARTNER UNITS OUTSTANDING	111,939,537			31,828,312	(e	)	143,767,849

DILUTED INCOME FROM CONTINUING OPERATIONS PER LIMITED PARTNER UNIT	$0.75						$1.34

DILUTED AVERAGE NUMBER OF LIMITED PARTNER UNITS OUTSTANDING	132,795,472			31,828,312	(e	)	164,623,784

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL

STATEMENTS

1. Basis of Presentation and Other Transactions

On April 19, 2006, ETP signed a definitive agreement with Titan Energy Partners, L.P. under which ETP acquired on June 1, 2006, all of the propane operations of Titan Energy Partners, L.P. and Titan Energy GP, LLC for approximately $550 million plus working capital adjustments (a total of approximately $562.2 million based on working capital as of March 31, 2006, net of cash acquired of $40.7 million). ETP financed the acquisition initially with advances under its revolving credit facility. At the acquisition date, ETP intended to repay the advances with proceeds expected to be received through a combination of the sale of a new public debt offering (expected proceeds of approximately $260.7 million) and a private placement, public offering or a combination thereof of its common units (expected net proceeds of approximately $301.5 million). ETE purchased additional common units from ETP in a private placement using the proceeds from long-term debt borrowings on November 1, 2006.

The unaudited pro forma condensed consolidated financial statements do not give any effect to any restructuring cost, potential cost savings, or other operating efficiencies that are expected to result from the Titan acquisition. The unaudited pro forma consolidated financial statements are based on certain assumptions and do not purport to be indicative of the results which actually would have been achieved if the Titan acquisition, the $260.7 million debt issuance by ETP, ETE’s purchase of additional common units of ETP using proceeds from long-term debt, and the issuance of class C units by ETE to acquire 50% of the incentive distribution rights of ETP had been consummated on the dates indicated or which may be achieved in the future. Moreover, it does not project ETE’s financial position or results of operations for any future date or period. The purchase accounting adjustments made in connection with the development of the unaudited pro forma consolidated financial statements with respect to the Titan acquisition are preliminary and have been made solely for purposes of presenting such pro forma financial information. The allocation of the purchase price has not been finalized, as discussed above.

The accompanying unaudited pro forma financial statements present (i) the unaudited pro forma condensed consolidated balance sheet as of May 31, 2006, giving effect to the Titan acquisition and the expected proceeds of debt of ETP, the issuance of long-term debt by ETE to purchase additional common units from ETP used to finance the Titan acquisition, and the issuance f class C units by ETE to acquire 50% of the incentive distribution rights of ETP as if these transactions occurred on May 31, 2006; and (ii) unaudited pro forma condensed consolidated statements of operations for the nine months ended May 31, 2006 and the year ended August 31, 2005, giving effect to the transactions described above as if they occurred on September 1, 2004. The unaudited pro forma condensed consolidated statement of operations for the year ended August 31, 2005 consolidates the historical results of operations for ETE for the year ended August 31, 2005 and of Predecessor Titan for the period from July 1, 2004 through December 19, 2004, and Titan Successor Company for the period December 20, 2004 through June 30, 2005, after giving effect to pro forma adjustments, as discussed below. There is no pro forma adjustment to eliminate the $354.2 million of debt cancellation income, net of reorganization and fresh start expenses related to the bankruptcy and fresh start process of Titan Predecessor Company, which income is non-recurring and not expected in the future because the SEC rules related to pro forma presentations permit only those adjustments directly related to the transaction.

The Titan acquisition is accounted for as a business combination using the purchase method of accounting in accordance with the provisions of Statement of Financial Accounting Standards No. 141. For the purposes of these pro forma financial statements, the estimated purchase price was determined as follows (in thousands):

Base purchase price as per the merger agreement	$549,700
Plus estimated termination and relocation costs	4,000
Plus Titan current assets as of March 31, 2006	102,875
Less non debt facility current liabilities as of March 31, 2006	(49,631)

Estimated purchase price	$606,944

For purposes of this pro forma analysis, the purchase price of the Titan acquisition has been allocated using the acquisition methodology used by ETP when evaluating potential acquisitions. The purchase price has been assigned primarily to depreciable fixed assets, amortizable and non-amortizable intangible assets, and non-amortizable goodwill. Management of ETP engaged an appraisal firm to perform the asset appraisal in order to develop a definitive allocation of the purchase price. The final purchase price allocation may differ from the preliminary allocation, and the changes from the estimates made herein may be material. To the extent the final allocation results in an additional allocation to goodwill in excess of the amount estimated in the pro forma financial statements, this amount would not be subject to amortization, but would be subject to an annual impairment test and, if necessary, a write-down to a lower fair value should circumstances warrant. To the extent the final allocation results in a decrease to the preliminary allocation to goodwill done for the purpose of preparing these pro forma financial statements, the amount would be subject to depreciation or amortization which would result in a decrease to the estimated pro forma income reflected in the accompanying pro forma statements of operations for the respective periods.

The preliminary allocation to assets acquired and liabilities assumed for the accompanying pro forma financial statements is as follows (in thousands):

Current assets	$102,875
Non-debt facility current liabilities	(49,631)
Property, plant and equipment, including construction in progress	223,531
Intangible assets	73,722
Goodwill	255,447
Other assets	1,000

Total	$606,944

2. Pro Forma Adjustments

(a) Reflects the estimated proceeds from issuance of ETP debt and ETE debt issued to purchase common units from ETP to fund the acquisition of Titan, net of cash acquired in the acquisition ($40.7 million) and estimated debt issuance costs ($2.0 million).

(b) Reflects the acquisition of Titan and the allocation of the excess purchase price over Titan’s historical net assets (a total of $340.1 million) to property, plant and equipment of $50.2 million, goodwill of $251.6 million, intangible assets of $37.2 million, and other assets of $1.0 million. The allocation includes an accrual of $4.0 million for the estimated costs to be incurred for the termination and relocation of Titan employees. This allocation is preliminary. The final allocation will be made using the appraisal of the tangible and intangible assets of Titan and the final adjusted purchase price based on the final Titan balance sheet as of the closing date, June 1, 2006.

(c) Reflects the adjustment for the additional income tax expense of Heritage Holdings, Inc. that would have been incurred had the additional Titan income been earned by ETP.

(d) Reflects the interest expense that would have been incurred related to borrowings of ETP and ETE (approximately $562 million in total) to fund the Titan acquisition at an assumed interest rate of approximately 6.32%. A decrease or increase of the interest rate of one-eighth of 1% (0.125%) over the assumed rate of 6.32% would result in an increase or decrease of pro forma income for the year ended August 31, 2005 and the nine months ended May 31, 2006 of approximately $0.7 million and $0.5 million, respectively.

(e) Reflects the ETE units issued to acquire additional interests in the incentive distribution rights in ETP in connection with the Titan acquisition. These units were issued to an affiliated company and include the assumption of long-term debt of approximately $24.7 million. The value of the incentive distribution rights acquired was based on the historical cost of such rights (approximately $1.6 million, which has been offset against minority interest in the accompanying pro forma balance sheet).

(f) Reflects additional amortization expense related to the estimated financing costs of the debt used to fund the Titan acquisition. The estimated financing costs are amortized over a 10 year period, the expected maturity period of the public debt expected to be issued as soon as practicable.

(g) Represents the transfer to minority interests related to the difference (approximately $157.9 million) between the amount paid for the additional ETP units purchased by ETE related to the Titan acquisition financing and ETE’s share of the net equity of ETP resulting from the acquisition.

(h) Reflects the elimination of Titan’s historical interest expense in order to reflect only the incremental interest expense related to the debt to be issued to finance the Titan acquisition.

(i) Reflects the estimated net adjustment to depreciation and amortization expense resulting from the step-up of the net book value of property, plant and equipment and identifiable intangible assets. The allocation to property and equipment in excess of Titan’s historical net book value at March 31, 2006 relates primarily to company-owned storage tanks, vehicles and vehicle cargo tanks, which are depreciated over their expected remaining useful lives (estimated as 19 years for storage tanks, 4 years for vehicles and 25 years for vehicle cargo tanks) for the purpose of the accompanying pro forma financial statements. The allocation to intangible assets in excess of Titan’s historical cost relates primarily to customer lists and trademarks. The allocation to customer lists is amortized over the expected remaining useful life (approximately 13 years) for the purpose of the pro forma financial statements. Trademarks and goodwill are indefinite-lived assets subject to annual tests for impairment, thus no amortization has been reflected in the accompanying pro forma financial statements for the amounts allocated to those intangible assets. The final purchase price allocation may result in a modification of the allocation reflected in the accompanying pro forma financial statements, which may be material and which would result in a change in the estimated additional depreciation and amortization.

(j) Reflects the change in the minority interest resulting from the increased pro forma earnings from the Titan acquisition and the change resulting from the increase in ETE’s share of the earnings of ETP resulting from the additional unit purchases and the purchase of the additional incentive distribution rights in ETP.

3. Earnings per Unit Computation

Basic and diluted income per limited partner unit for the historical and pro forma statements of operations has been computed as follows:

	ETE Historical		Pro forma
	Year Ended August 31, 2005	Nine Months Ended May 31, 2006	Year Ended August 31, 2005	Nine Months Ended May 31, 2006
Income from continuing operations	$100,452	$107,307	$223,338	$132,900
Adjustments:
General Partner’s equity ownership	(826)	(611)	(1,837)	(757)

Limited Partners’ interest in income from continuing operations	$99,626	$106,696	$221,501	$132,143
Dilutive effect of subsidiary unit grants	(343)	(1,310)	(343)	(1,310)

Net income available to limited partners- for diluted EPU	$99,283	$105,386	$221,158	$130,833

Weighted average limited partner units – basic	111,939,537	124,790,594	143,767,849	156,618,906

Limited Partners’ basic income per unit from continuing operations	$0.89	$0.86	$1.54	$0.84

Weighted average limited partner units	111,939,537	124,790,594	143,767,849	156,618,906
Dilutive effect of Unit grants	20,855,935	—	20,855,935	—

Weighted average limited partner units, assuming dilutive effect of Unit grants	132,795,472	124,790,594	164,623,784	156,618,906

Limited Partners’ diluted income per unit from continuing operations	$0.75	$0.84	$1.34	$0.84

4. Other Income

Included in “Interest income and other” for ETE for the nine months ended May 31, 2006 is approximately $7.2 million of income from the settlement of litigation. The non-recurring income is not excluded from the pro forma income as it does not result directly from the Titan acquisition. However, we do not expect to realize similar income in the future.